                                             Exhibit 99.1

Media contact	Investor contact
Timothy Barello, 212.299.2256	Adam Minick, 312.340.8365
Laurie Bischel, 312.648.8698	CME-G
news@cmegroup.com
cmegroup.mediaroom.com
FOR IMMEDIATE RELEASE
CME Group Inc. Reports All-Time Record Annual Revenue, Adjusted Operating Income, Adjusted Net Income and Adjusted Earnings Per Share for 2024
•Record revenue of $6.1 billion for full-year 2024, up 10%
    CHICAGO, February 12, 2025 - CME Group Inc. (NASDAQ: CME) today reported financial results for the fourth quarter and full year of 2024.
    The company reported revenue of $1.5 billion and operating income of $947 million for the fourth quarter of 2024. Net income was $875 million and diluted earnings per common share were $2.40. On an adjusted basis, net income was $919 million and diluted earnings per common share were $2.52. Financial results presented on an adjusted basis for the fourth quarter of 2024 and 2023 exclude certain items, which are detailed in the reconciliation of non-GAAP results.1
    Total revenue for full-year 2024 was $6.1 billion and operating income was $3.9 billion. Net income was $3.5 billion and diluted earnings per common share were $9.67. On an adjusted basis, net income was $3.7 billion, and diluted earnings per common share were $10.26.
    "In 2024, CME Group had its best year ever, generating record annual average daily volume, revenue, adjusted operating income, adjusted net income and adjusted earnings per share," said Terry Duffy, CME Group Chairman and Chief Executive Officer. “With volume growth across every asset class, we hit new records in interest rates, including U.S. Treasury and SOFR complexes, as well as in agricultural, foreign exchange and metals markets. Our Q4 performance also was very strong, delivering a 6% increase in revenue, adjusted net income and adjusted earnings per share. As we look ahead amid continuing economic and geopolitical uncertainty, we will continue to serve our global clients by providing the products, services and efficiencies they need to manage risk and pursue opportunities to meet their business needs."
    Fourth-quarter 2024 average daily volume (ADV) was 25.5 million contracts, in line with fourth-quarter 2023, including non-U.S. ADV of 7.6 million contracts, up 5% compared with the same period in 2023.

1. A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to non-GAAP Measures chart following the financial statements.

- more -

Clearing and transaction fees revenue for fourth-quarter 2024 totaled $1.2 billion. The total average rate per contract was $0.701. Market data revenue totaled $182 million for fourth-quarter 2024.
    As of December 31, 2024, the company had approximately $3.1 billion in cash (including $230 million deposited with Fixed Income Clearing Corporation (FICC) and included in other current assets) and $3.4 billion of debt. The company declared dividends during 2024 of $3.8 billion, including the annual variable dividend of $2.1 billion. The company has returned over $28 billion to shareholders in the form of dividends since the implementation of the variable dividend policy in early 2012. In addition, on February 6, 2025, the company declared a first-quarter dividend of $1.25 per share, a 9% increase from the prior level of $1.15 per share.

    CME Group will hold a Q&A conference call to discuss fourth-quarter 2024 results at 8:30 a.m. Eastern Time today. A live audio webcast of the Q&A call will be available on the Investor Relations section of CME Group’s website at www.cmegroup.com. An archived recording will be available for up to two months after the call.

    As the world's leading derivatives marketplace, CME Group (www.cmegroup.com) enables clients to trade futures, options, cash and OTC markets, optimize portfolios, and analyze data – empowering market participants worldwide to efficiently manage risk and capture opportunities. CME Group exchanges offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, energy, agricultural products and metals. The company offers futures and options on futures trading through the CME Globex platform, fixed income trading via BrokerTec and foreign exchange trading on the EBS platform. In addition, it operates one of the world's leading central counterparty clearing providers, CME Clearing.

CME Group, the Globe logo, CME, Chicago Mercantile Exchange, Globex, and, E-mini are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc. NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. BrokerTec and EBS are trademarks of BrokerTec Europe LTD and EBS Group LTD, respectively. The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“S&P DJI”). “S&P®”, “S&P 500®”, “SPY®”, “SPX®”, US 500 and The 500 are trademarks of Standard & Poor’s Financial Services LLC; Dow Jones®, DJIA® and Dow Jones Industrial Average are service and/or trademarks of Dow Jones Trademark Holdings LLC. These trademarks have been licensed for use by Chicago Mercantile Exchange Inc. Futures contracts based on the S&P 500 Index are not sponsored, endorsed, marketed, or promoted by S&P DJI, and S&P DJI makes no representation regarding the advisability of investing in such products. All other trademarks are the property of their respective owners.

- more -

Statements in this document that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks; our ability to continue introducing innovative and competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and derive revenues that are commensurate with our efforts and expectations, our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to manage variable costs relating to CME Group's transition to the Google Cloud and Google Cloud platform and minimize duplicative costs during the transition between maintaining the on-premise environment and the Google Cloud environment; our ability to maintain existing customers at substantially similar trading levels, develop strategic relationships and attract new customers; our ability to expand and globally offer our products and services; changes in regulations, including the impact of any changes in laws or government policies with respect to our products or services or our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers, as well as the impact of tariffs and tax policy changes, restrictions on our ability to offer CME Group products and services in specific geographies or to specific customers or limitations or changes in underlying/physical product flows across geographies; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; decreases in revenue from our market data as a result of decreased demand or changes to regulations in various jurisdictions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our credit and liquidity risk management practices to adequately protect us from the credit risks of clearing members and other counterparties, and to satisfy the margin and liquidity requirements associated with the BrokerTec matched principal business; the ability of our compliance and risk management programs to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; our dependence on third-party providers and exposure to risk through third parties, including risks related to the performance, reliability and security of technology used by our third-party providers and third party providers that our clients and third-parties rely on; our reliance on third-party distribution partners, including independent software vendors (ISVs), Futures Commission Merchants (FCMs), introducing brokers, broker-dealers around the world, regulatory reporting and data distributors and platform operators, and other partners, for facilitating trading and for market data information, and potential impacts from changes in their business models and priorities; volatility in commodity, equity and fixed income prices, and price volatility of financial benchmarks and instruments such as interest rates, equity indices, fixed income instruments and foreign exchange rates; economic, social, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers; our ability to accommodate increases in contract volume and market data and order transaction traffic across the entire trade cycle and the ability to implement enhancements without failure or degradation of the performance of our trading and clearing systems and meeting our regulatory reporting obligations; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks, control the costs and achieve the synergies associated with our strategy for acquisitions, investments and alliances, including those associated with the performance of our joint ventures with S&P Dow Jones (S&P Dow Jones Indices LL) in index services, our primary business and distribution partners’ actions and our partnership with Google, including our ability to manage the successful implementation of our agreements with Google Cloud and our data center partners; variances in earnings on cash accounts and collateral that our clearing house holds for its clients; impact of CME Group pricing/fee level and structure and incentive changes; impact of aggregation services and internalization on trade flow and volumes; any negative financial impacts from changes to the terms of intellectual property and index rights; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our

- more -

business; industry, channel partner and customer consolidation and/or concentration; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options transactions and/or repeal of the 60/40 tax treatment of such transactions; increases in effective tax rates, borrowing costs, or changes in tax policy; our ability to maintain our brand and reputation; and the unfavorable resolution of material legal proceedings. For a detailed discussion and additional information concerning these and other factors that might affect our performance, see our other recent periodic filings, including our Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the Securities and Exchange Commission ("SEC") on February 28, 2024, under the caption "Risk Factors".

# # #

CME Group Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions)

	December 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$2,892.4	$2,912.0
Marketable securities	113.2	111.7
Accounts receivable, net of allowance	573.1	535.6
Other current assets (includes $6.3 and $5.2 in restricted cash)	559.4	1,138.4
Performance bonds and guaranty fund contributions	98,895.4	90,192.5
Total current assets	103,033.5	94,890.2
Property, net of accumulated depreciation and amortization	386.2	409.5
Intangible assets—trading products	17,175.3	17,175.3
Intangible assets—other, net	2,821.6	3,050.2
Goodwill	10,486.9	10,495.3
Other assets	3,543.5	3,685.6
Total Assets	$137,447.0	$129,706.1
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$79.9	$90.6
Short-term debt	749.8	—
Other current liabilities	2,588.8	3,133.8
Performance bonds and guaranty fund contributions	98,895.4	90,192.5
Total current liabilities	102,313.9	93,416.9
Long-term debt	2,678.2	3,425.4
Deferred income tax liabilities, net	5,246.8	5,327.7
Other liabilities	721.2	798.2
Total Liabilities	110,960.1	102,968.2
CME Group Shareholders’ Equity	26,486.9	26,737.9
Total Liabilities and Equity	$137,447.0	$129,706.1

CME Group Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues
Clearing and transaction fees	$1,232.3	$1,184.5	$4,988.2	$4,588.5
Market data and information services	181.6	167.2	710.2	663.7
Other	111.4	87.6	431.7	326.7
Total Revenues	1,525.3	1,439.3	6,130.1	5,578.9
Expenses
Compensation and benefits	220.8	212.9	850.3	828.6
Technology	65.7	58.5	255.8	218.7
Professional fees and outside services	33.9	36.1	132.7	144.4
Amortization of purchased intangibles	55.3	55.6	221.7	226.6
Depreciation and amortization	28.1	30.7	115.1	126.0
Licensing and other fee agreements	84.0	80.4	355.4	322.8
Other	90.4	101.9	267.6	276.1
Total Expenses	578.2	576.1	2,198.6	2,143.2
Operating Income	947.1	863.2	3,931.5	3,435.7
Non-Operating Income (Expense)
Investment income	936.5	1,076.9	4,079.1	5,275.3
Interest and other borrowing costs	(40.7)	(39.7)	(160.9)	(159.4)
Equity in net earnings (losses) of unconsolidated subsidiaries	91.2	66.8	350.9	296.9
Other non-operating income (expense)	(837.5)	(961.2)	(3,659.2)	(4,694.9)
Total Non-Operating Income (Expense)	149.5	142.8	609.9	717.9
Income before Income Taxes	1,096.6	1,006.0	4,541.4	4,153.6
Income tax provision	222.0	191.4	1,015.6	927.4
Net Income	$874.6	$814.6	$3,525.8	$3,226.2
Net Income Attributable to Common Shareholders of CME Group	$863.7	$804.3	$3,481.5	$3,185.6

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.40	$2.24	$9.69	$8.87
Diluted	2.40	2.24	9.67	8.86
Weighted Average Number of Common Shares:
Basic	359,568	359,197	359,389	359,023
Diluted	360,050	359,693	359,944	359,500

CME Group Inc. and Subsidiaries
Reconciliation of GAAP to non-GAAP Measures
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net Income	$874.6	$814.6	$3,525.8	$3,226.2
Restructuring and severance	1.0	2.7	11.3	17.6
Amortization of purchased intangibles(1)	69.0	69.0	275.9	280.3
Litigation matters or settlements	—	8.5	1.2	10.5
Strategic transaction-related costs	—	—	0.8	(2.2)
Real estate-related costs (credits)	—	—	(2.0)	—
Foreign exchange transaction (gains) losses	0.7	13.0	2.9	12.9
Unrealized and realized (gains) losses on investments	8.1	4.7	(3.6)	(67.1)
Unrealized and realized (gains) losses on assets	0.1	0.9	0.9	1.3
Income tax effect related to above	(15.9)	(15.5)	(57.2)	(44.1)
Other income tax items(2)	(18.7)	(33.2)	(16.8)	(34.0)
Adjusted Net Income	$918.9	$864.7	$3,739.2	$3,401.4

Adjusted Net Income Attributable to Common Shareholders of CME Group	$907.4	$853.8	$3,692.2	$3,358.6

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.40	$2.24	$9.69	$8.87
Diluted	2.40	2.24	9.67	8.86

Adjusted Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.52	$2.38	$10.27	$9.35
Diluted	2.52	2.37	10.26	9.34

Weighted Average Number of Shares:
Basic common shares	359,568	359,197	359,389	359,023
Diluted common shares	360,050	359,693	359,944	359,500
Preferred shares(3)	4,584	4,584	4,584	4,584

1. Includes $11.2 million and $44.5 million of amortization of purchased intangibles (net of tax) at OSTTRA and $2.5 million and $9.8 million of amortization of purchased intangibles at S&P Dow Jones Indices LLC in the fourth quarter and full-year 2024. This is reported in Equity in net earnings of unconsolidated subsidiaries on the Consolidated Statements of Income.
2. Other income tax items include benefits recognized for the settlement of various tax audits and for changes in state and local deferred tax rates.
3. Preferred shares have similar rights as common shares without voting rights.

CME Group Inc. and Subsidiaries
Quarterly Operating Statistics

	4Q 2023	1Q 2024	2Q 2024	3Q 2024	4Q 2024
Trading Days	63	61	63	64	64
Quarterly Average Daily Volume (ADV)(1)
CME Group ADV (in thousands)

Product Line	4Q 2023	1Q 2024	2Q 2024	3Q 2024	4Q 2024
Interest rates	13,348	13,839	12,894	14,881	13,244
Equity indexes	6,922	6,856	6,779	7,407	6,343
Foreign exchange	1,007	984	1,075	1,089	969
Energy	2,158	2,412	2,447	2,571	2,519
Agricultural commodities	1,469	1,596	1,877	1,614	1,755
Metals	609	675	868	728	673
Total	25,513	26,360	25,941	28,289	25,503
Venue
CME Globex	23,503	23,985	24,143	26,199	23,684
Open outcry	1,126	1,333	825	1,096	848
Privately negotiated	885	1,043	974	994	971
Total	25,513	26,360	25,941	28,289	25,503

Quarterly Average Rate Per Contract (RPC)(1)
CME Group RPC

Product Line	4Q 2023	1Q 2024	2Q 2024	3Q 2024	4Q 2024
Interest rates	$0.488	$0.486	$0.484	$0.468	$0.485
Equity indexes	0.616	0.641	0.628	0.616	0.658
Foreign exchange	0.806	0.787	0.754	0.744	0.778
Energy	1.338	1.334	1.297	1.246	1.237
Agricultural commodities	1.361	1.356	1.366	1.346	1.359
Metals	1.502	1.556	1.511	1.540	1.530
Average RPC	$0.682	$0.695	$0.708	$0.666	$0.701

1. ADV and RPC includes futures and options on futures only.